Exhibit B-4(ii)

ENTERGY LOUISIANA, LLC

(successor to Entergy Louisiana, Inc.)

TO

THE BANK OF NEW YORK
(successor to Harris Trust Company of New York)

AND

STEPHEN J. GIURLANDO
(successor to Mark F. McLaughlin)

As Trustees under Entergy Louisiana, Inc.'s Mortgage and Deed of Trust dated as of April 1, 1944

________________

Sixty-Fourth Supplemental Indenture

Amending and Modifying the Mortgage and Deed of Trust

Effective as of January 1, 2006

SIXTY-FOURTH SUPPLEMENTAL INDENTURE

Indenture, effective as of January 1, 2006, between ENTERGY LOUISIANA, LLC, a limited liability company of the State of Texas (hereinafter sometimes called the "Company"), successor to ENTERGY LOUISIANA, INC., a corporation of the State of Louisiana converted to a corporation of the State of Texas on December 31, 2005 (hereinafter sometimes called the "Louisiana Company"), which was the successor by merger to LOUISIANA POWER & LIGHT COMPANY, a corporation of the State of Florida), whose post office address is 639 Loyola Avenue, New Orleans, Louisiana 70113 , and THE BANK OF NEW YORK, a New York banking corporation (successor to HARRIS TRUST COMPANY OF NEW YORK) whose principal office is located at 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called "Corporate Trustee"), and STEPHEN J. GIURLANDO (successor to Mark F. McLaughlin), whose address is 63 Euclid Avenue, Massapequa, New York 11758 (said Stephen J. Giurlando being hereinafter sometimes called "Co-Trustee" and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of April 1, 1944 (hereinafter called the "Mortgage"), which Mortgage was executed and delivered by Louisiana Power & Light Company, a corporation of the State of Florida (hereinafter sometimes called the "Florida Company"), to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter called the "Sixty-fourth Supplemental Indenture") being supplemental thereto;

WHEREAS, the Mortgage was recorded in various Parishes in the State of Louisiana, which Parishes are the same Parishes in which this Sixty-Fourth Supplemental Indenture is to be recorded; and

WHEREAS, the Florida Company executed and delivered the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	March 1, 1948
Second Supplemental Indenture	November 1, 1950
Third Supplemental Indenture	September 1, 1953
Fourth Supplemental Indenture	October 1, 1954
Fifth Supplemental Indenture	January 1, 1957
Sixth Supplemental Indenture	April 1, 1960
Seventh Supplemental Indenture	June 1, 1964
Eighth Supplemental Indenture	March 1, 1966
Ninth Supplemental Indenture	February 1, 1967
Tenth Supplemental Indenture	September 1, 1967
Eleventh Supplemental Indenture	March 1, 1968
Twelfth Supplemental Indenture	June 1, 1969
Thirteenth Supplemental Indenture	December 1, 1969
Fourteenth Supplemental Indenture	November 1, 1970
Fifteenth Supplemental Indenture	April 1, 1971
Sixteenth Supplemental Indenture	January 1, 1972
Seventeenth Supplemental Indenture	November 1, 1972
Eighteenth Supplemental Indenture	June 1, 1973
Nineteenth Supplemental Indenture	March 1, 1974
Twentieth Supplemental Indenture	November 1, 1974

which supplemental indentures were recorded in various Parishes in the State of Louisiana; and

WHEREAS, the Florida Company was merged into the Louisiana Company on February 28, 1975, and the Louisiana Company thereupon executed and delivered a Twenty-first Supplemental Indenture, dated as of March 1, 1975, pursuant to which the Louisiana Company, among other things, assumed and agreed duly and punctually to pay the principal of and interest on the bonds at the time issued and outstanding under the Mortgage, as then supplemented, in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage as so supplemented, and duly and punctually to observe, perform and fulfill all of the covenants and conditions of the Mortgage, as so supplemented, to be kept or performed by the Florida Company, and said Twenty-first Supplemental Indenture was recorded in various Parishes in the State of Louisiana; and

WHEREAS, the Louisiana Company succeeded to and has been substituted for the Florida Company under the Mortgage with the same effect as if it had been named as mortgagor corporation therein; and

WHEREAS, the Louisiana Company executed and delivered the following supplemental indentures:

Designation	Dated as of
Twenty-second Supplemental Indenture	September 1, 1975
Twenty-third Supplemental Indenture	December 1, 1976
Twenty-fourth Supplemental Indenture	January 1, 1978
Twenty-fifth Supplemental Indenture	July 1, 1978
Twenty-sixth Supplemental Indenture	May 1, 1979
Twenty-seventh Supplemental Indenture	November 1, 1979
Twenty-eighth Supplemental Indenture	December 1, 1980
Twenty-ninth Supplemental Indenture	April 1, 1981
Thirtieth Supplemental Indenture	December 1, 1981
Thirty-first Supplemental Indenture	March 1, 1983
Thirty-second Supplemental Indenture	September 1, 1983
Thirty-third Supplemental Indenture	August 1, 1984
Thirty-fourth Supplemental Indenture	November 1, 1984
Thirty-fifth Supplemental Indenture	December 1, 1984
Thirty-sixth Supplemental Indenture	December 1, 1985
Thirty-seventh Supplemental Indenture	April 1, 1986
Thirty-eighth Supplemental Indenture	November 1, 1986
Thirty-ninth Supplemental Indenture	May 1, 1988
Fortieth Supplemental Indenture	December 1, 1988
Forty-first Supplemental Indenture	April 1, 1990
Forty-second Supplemental Indenture	June 1, 1991
Forty-third Supplemental Indenture	April 1, 1992
Forty-fourth Supplemental Indenture	July 1, 1992
Forty-fifth Supplemental Indenture	December 1, 1992
Forty-sixth Supplemental Indenture	March 1, 1993
Forty-seventh Supplemental Indenture	May 1, 1993
Forty-eighth Supplemental Indenture	December 1, 1993
Forty-ninth Supplemental Indenture	July 1, 1994
Fiftieth Supplemental Indenture	September 1, 1994
Fifty-first Supplemental Indenture	March 1, 1996
Fifty-second Supplemental Indenture	March 1, 1998
Fifty-third Supplemental Indenture	March 1, 1999
Fifty-fourth Supplemental Indenture	June 1, 1999
Fifty-fifth Supplemental Indenture	May 15, 2000
Fifty-sixth Supplemental Indenture	March 1, 2002
Fifty-seventh Supplemental Indenture	March 1, 2004
Fifty-eighth Supplemental Indenture	October 1, 2004
Fifty-ninth Supplemental Indenture	October 15, 2004
Sixtieth Supplemental Indenture	May 1, 2005
Sixty-first Supplemental Indenture	August 1, 2005
Sixty-second Supplemental Indenture	October 1, 2005
Sixty-third Supplemental Indenture	November 15, 2005

which supplemental indentures were recorded in various Parishes in the State of Louisiana; and

WHEREAS, in addition to the property described in the Mortgage, as supplemented, the Louisiana Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Florida Company or the Louisiana Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3% Series due 1974	$ 17,000,000	None
3 1/8% Series due 1978	10,000,000	None
3% Series due 1980	10,000,000	None
4% Series due 1983	12,000,000	None
3 1/8% Series due 1984	18,000,000	None
4 3/4% Series due 1987	20,000,000	None
5% Series due 1990	20,000,000	None
4 5/8% Series due 1994	25,000,000	None
5 3/4% Series due 1996	35,000,000	None
5 5/8% Series due 1997	16,000,000	None
6 1/2% Series due September 1, 1997	18,000,000	None
7 1/8% Series due 1998	35,000,000	None
9 3/8% Series due 1999	25,000,000	None
9 3/8% Series due 2000	20,000,000	None
7 7/8% Series due 2001	25,000,000	None
7 1/2% Series due 2002	25,000,000	None
7 1/2% Series due November 1, 2002	25,000,000	None
8% Series due 2003	45,000,000	None
8 3/4% Series due 2004	45,000,000	None
9 1/2% Series due November 1, 1981	50,000,000	None
9 3/8% Series due September 1, 1983	50,000,000	None
8 3/4% Series due December 1, 2006	40,000,000	None
9% Series due January 1, 1986	75,000,000	None
10% Series due July 1, 2008	60,000,000	None
10 7/8% Series due May 1, 1989	45,000,000	None
13 1/2% Series due November 1, 2009	55,000,000	None
15 3/4% Series due December 1, 1988	50,000,000	None
16% Series due April 1, 1991	75,000,000	None
16 1/4% Series due December 1, 1991	100,000,000	None
12% Series due March 1, 1993	100,000,000	None
13 1/4% Series due March 1, 2013	100,000,000	None
13% Series due September 1, 2013	50,000,000	None
16% Series due August 1, 1994	100,000,000	None
14 3/4% Series due November 1, 2014	55,000,000	None
15 1/4% Series due December 1, 2014	35,000,000	None
14% Series due December 1, 1992	60,000,000	None
14 1/4% Series due December 1, 1995	15,000,000	None
10 1/2% Series due April 1, 1993	200,000,000	None
10 3/8% Series due November 1, 2016	280,000,000	None
Series 1988A due September 30, 1988	13,334,000	None
Series 1988B due September 30, 1988	10,000,000	None
Series 1988C due September 30, 1988	6,667,000	None
10.36% Series due December 1, 1995	75,000,000	None
10 1/8% Series due April 1, 2020	100,000,000	None
Environmental Series A due June 1, 2021	52,500,000	None
Environmental Series B due April 1, 2022	20,940,000	None
7.74% Series due July 1, 2002	179,000,000	None
8 1/2% Series due July 1, 2022	90,000,000	None
Environmental Series C due December 1, 2022	25,120,000	None
6.00% Series due March 1, 2000	100,000,000	None
Environmental Series D due May 1, 2023	34,364,000	None
Environmental Series E due December 1,2023	25,991,667	None
Environmental Series F due July 1, 2024	21,335,000	None
Collateral Series 1994-A, due July 2, 2017	117,805,000	$109,290,000
Collateral Series 1994-B, due July 2, 2017	58,865,000	54,630,000
Collateral Series 1994-C, due July 2, 2017	31,575,000	29,290,000
8 3/4% Series due March 1, 2026	115,000,000	None
6 1/2% Series due March 1, 2008	115,000,000	None
5.80% Series due March 1, 2002	75,000,000	None
Environmental Series G due June 1, 2030	67,200,000	67,200,000
8 1/2% Series due June 1, 2003	150,000,000	None
7.60% Series due April 1, 2032	150,000,000	150,000,000
5.50% Series due April 1, 2019	100,000,000	100,000,000
6.40% Series due October 1, 2034	70,000,000	70,000,000
5.09% Series due November 1, 2014	115,000,000	115,000,000
4.67% Series due June 1, 2010	55,000,000	55,000,000
5.56% Series due September 1, 2015	100,000,000	100,000,000
6.30% Series due September 1, 2035	100,000,000	100,000,000
5.83% Series due November 1, 2010	150,000,000	150,000,000

which bonds are also hereinafter sometimes called bonds of the First through Sixty-ninth Series, respectively; and

WHEREAS, subject to the provisions thereof, Section 85 of the Mortgage permits the conveyance or transfer, subject to the Lien of the Mortgage, of all or substantially all of the Mortgaged and Pledged Property as an entirety to any corporation lawfully entitled to acquire or operate the same; and

WHEREAS, the term "corporation" is defined in the Mortgage, as amended by the Sixty-third Supplemental Indenture, to include a limited liability company; and

WHEREAS, Section 86 of the Mortgage provides, among other things, that if the Louisiana Company shall convey or transfer, subject to the Lien of the Mortgage, all or substantially all the Mortgaged and Pledged Property as an entirety, the successor corporation which shall have received a conveyance or transfer as aforesaid - upon executing with the Trustees and causing to be recorded an indenture whereby such successor corporation shall assume and agree to pay, duly and punctually, the principal of and interest on the bonds issued under the Mortgage in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage, and shall agree to perform and fulfill all the covenants and conditions of the Mortgage to be kept or performed by the Louisiana Company thereunder - shall succeed to and be substituted for the Louisiana Company with the same effect as if such successor corporation had been named in the Mortgage, and shall have and may exercise under the Mortgage the same powers and rights as the Louisiana Company; and

WHEREAS, Section 87 of the Mortgage provides, among other things, that if the Louisiana Company, as permitted by Section 85 of the Mortgage, shall convey or transfer, subject to the Lien of the Mortgage, all or substantially all of the Mortgaged and Pledged Property as an entirety as aforesaid, neither the Mortgage nor the indenture with the Trustees to be executed and caused to be recorded by the Company as in Section 86 of the Mortgage provided, shall, unless such indenture shall otherwise provide, become or be or be required to become or be a lien upon any of the properties or franchises then owned or thereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way except (a) those acquired by the Company from the Louisiana Company, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Mortgage, as supplemented, for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property or a credit under Section 39 of the Mortgage, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by this Mortgage, as supplemented, or (2) to maintain the property mortgaged and intended to be mortgaged under the Mortgage, as supplemented, as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien of the Mortgage, as supplemented, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements and furniture, subject to the Lien of the Mortgage, as supplemented, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Mortgage, as supplemented; and

WHEREAS, on December 31, 2005, the Louisiana Company converted into a Texas corporation and has, pursuant to a Plan of Merger among the Louisiana Company, the Company, and Entergy Louisiana Properties, LLC (the "Merger Documents"), undergone a merger by division pursuant to which, among other things, all the Mortgaged and Pledged Property, subject to the Lien of the Mortgage, and all of the rights, obligations and duties of the Louisiana Company under the Mortgage, have been allocated to the Company, and

WHEREAS, the Company is lawfully entitled to acquire and operate the Mortgaged and Pledged Property, and

WHEREAS, pursuant to and in accordance with said Section 86 of the Mortgage the Company now desires to execute with the Trustees and to cause to be recorded an indenture of the tenor aforesaid; and

WHEREAS, the execution, delivery and recordation by the Company of this Sixty-fourth Supplemental Indenture have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That Entergy Louisiana, LLC, a limited liability company of the State of Texas (successor to Entergy Louisiana, Inc., a corporation of the State of Louisiana converted to a corporation of the State of Texas on December 31, 2005), in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect, and the performance of all of the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, and in compliance with, in satisfaction of and pursuant to the provisions of Sections 85 and 86 of the Mortgage, (A) hereby assumes and agrees to pay, duly and punctually, the principal of and interest on the bonds issued and now outstanding under the Mortgage, as supplemented, in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage, as supplemented, and agrees to duly and punctually observe, perform and fulfill all the covenants and conditions of the Mortgage, as supplemented, to be kept or performed by the Louisiana Company thereunder; and (B) hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Stephen J. Giurlando and (to the extent of its legal capacity to hold the same for the purposes hereof) to The Bank of New York, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, (a) all of the Mortgaged and Pledged Property acquired by the Company from the Louisiana Company pursuant to the allocations in the Merger Documents, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Mortgage, as supplemented, for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property or a credit under Section 39 of the Mortgage, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by this Mortgage, as supplemented, or (2) to maintain the property mortgaged and intended to be mortgaged under the Mortgage, as supplemented, as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien of the Mortgage, as supplemented, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements and furniture, subject to the Lien of the Mortgage, as supplemented, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Mortgage, as supplemented.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Stephen Giurlando and (to the extent of its legal capacity to hold the same for the purposes hereof) to The Bank of New York, as Trustees, and their successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Sixty-fourth Supplemental Indenture being supplemental thereto.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Florida Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustees and their successor or successors in said trust under the Mortgage as follows:

  MISCELLANEOUS PROVISIONS

    Subject to the amendments provided for in this Sixty-fourth Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Sixty-fourth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

    The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore amended, set forth and upon the following terms and conditions:

    The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Sixty-fourth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-fourth Supplemental Indenture.

    Whenever in this Sixty-fourth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all covenants and agreements in this Sixty-fourth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

    Nothing in this Sixty-fourth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Sixty-fourth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-fourth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

    This Sixty-fourth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, ENTERGY LOUISIANA, LLC has caused its company name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its company seal to be attested by its Secretary or one of its Assistant Secretaries, for and in its behalf, THE BANK OF NEW YORK, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents or Assistant Treasurers and STEPHEN J. GIURLANDO, in token of his acceptance of the trust hereby created, has hereunto set his hand and affixed his seal, all as of the day and year first above written.

ENTERGY LOUISIANA, LLC

_/s/ Steven C. McNeal________________________
Steven C. McNeal
Vice President and Treasurer

Attest:

_/s/ Christopher T. Screen
Christopher T. Screen
Assistant Secretary

Executed, sealed and delivered by
ENTERGY LOUISIANA, LLC
in the presence of:

_/s/ Christina M. Edwards
Christina M. Edwards

_/s/ Joyce C. Neal
Joyce C. Neal

THE BANK OF NEW YORK
As Successor Corporate Trustee

By: /s/ Robert Massimillo
Robert Massimillo
Vice President

Attest:

/s/ Remo Reale

Executed sealed and delivered by
THE BANK OF NEW YORK
in the presence of:

/s/ Brian Rossi

/s/ Ada L. Li

By: /s/ Stephen J. Giurlando
Stephen J. Giurlando
As Successor Co-Trustee

Executed sealed and delivered by
Stephen J. Giurlando
in the presence of:

/s/ Brian Rossi

/s/ Ada L. Li

STATE OF TEXAS

                                                } ss.:

COUNTY OF HARRIS

On this 3rd day of January, 2006, before me appeared STEVEN C. MCNEAL, to me personally known, who, being by me duly sworn, did say that he is Vice President and Treasurer of ENTERGY LOUISIANA, LLC, and that the seal affixed to the above instrument is the company seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said STEVEN C. MCNEAL, acknowledged said instrument to be the free act and deed of said corporation.

On the 3rd day of January, 2006, before me personally came STEVEN C. MCNEAL, to me known, who, being by me duly sworn, did depose and say that he resides at 7903 Winner's Circle, Mandeville, Louisiana 70448; that he is Vice President and Treasurer of ENTERGY LOUISIANA, LLC, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such company seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

/s/ Dawn M. Miller
Dawn M. Miller
Notary Public
County of Harris, State of Texas
My Commission Expires: April 29, 2008

STATE OF NEW YORK

                                                        } ss.:

COUNTY OF NEW YORK

On this 19th day of January, 2006, before me appeared robert massimillo to me personally known, who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Robert Massimillo acknowledged said instrument to be the free act and deed of said corporation.

On the 19th day of January, 2006, before me personally came Robert Massimillo, to me known, who, being by me duly sworn, did depose and say that he resides at 87 Brandis Avenue, Staten Island, NY 10312; that he is a Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

/s/ William J. Cassels
Notary Public, State of New York
No. 01CA5027729
Qualified in Bronx County
Commission Expires May 18, 2006

STATE OF NEW YORK

                                                    } ss.:

COUNTY OF NEW YORK

On this 20th day of January, 2006, before me appeared STEPHEN J. GIURLANDO, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

On the 20th day of January, 2006, before me personally came STEPHEN J. GIURLANDO, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

/s/ William J. Cassels
Notary Public, State of New York
No. 01CA5027729
Qualified in Bronx County
Commission Expires May 18, 2006